Exhibit 99.4

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

EQUITY BANCSHARES, INC.
Special Meeting of Stockholders October 27, 2016 11:00 a.m. Central Time This Proxy is Solicited on Behalf of the Board of Directors
MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided

PROXY - EQUITY BANCSHARES, INC.

▲ FOLD HERE ● DO NOT SEPARATE ● INSERT IN THE ENVELOPE PROVIDED ▲

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” PROPOSAL 1 AND PROPOSAL 2 AND IN THE PROXIES’ DISCRETION ON ANY OTHER MATTERS COMING BEFORE THE MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

Please mark your votes like this	☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 1 AND PROPOSAL 2.

1. EQUITY MERGER PROPOSAL: To adopt the Agreement and Plan of Reorganization, between Equity Bancshares, Inc. (“Equity”) and Community First Bancshares, Inc. (“Community”), pursuant to which Community will merge with and into Equity (the “merger”), and approve the merger, including the issuance of shares of Equity common stock in the merger.	FOR ☐	AGAINST ☐	ABSTAIN ☐

2. EQUITY ADJOURNMENT PROPOSAL: To approve the adjournment of the Equity special meeting, if necessary or appropriate, to solicit additional proxies in favor of the Equity Merger Proposal.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Please mark here if you plan to attend the special meeting:  ☐

COMPANY ID: PROXY NUMBER: ACCOUNT NUMBER:

Signature	Signature, if held jointly	Date	, 2016.

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

Important Notice Regarding the Availability of Materials for the Special Meeting of Stockholders to be held October 27, 2016

The Notice of Special Meeting and Joint Proxy Statement/Prospectus are available at http://investor.equitybank.com.

▲ FOLD HERE ● DO NOT SEPARATE ● INSERT IN THE ENVELOPE PROVIDED ▲

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

EQUITY BANCSHARES, INC.

Special Meeting of Stockholders

October 27, 2016, 11:00 a.m. Central Time

The Special Meeting of Stockholders of Equity Bancshares, Inc. will be held on October 27, 2016 at 11:00 a.m., Central Time, at the offices of Equity Bancshares, Inc. located at 7701 East Kellogg Drive, Suite 300, Wichita, Kansas 67207. The undersigned acknowledges receipt of the related Notice of Special Meeting of Stockholders and the Joint Proxy Statement/Prospectus, dated [            ], 2016, accompanying this proxy.

The undersigned appoints Brad S. Elliott and Gregory H. Kossover, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of Class A common stock, par value $0.01 per share, of Equity Bancshares, Inc. held of record by the undersigned at the close of business on September 21, 2016 at the Special Meeting of Stockholders of Equity Bancshares, Inc. or at any adjournment or postponement thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED FOR PROPOSAL 1 AND PROPOSAL 2, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

(Continued, and to be marked, dated and signed, on the other side)